Exhibit 15

Letter of Ernst & Young LLP
re Unaudited Consolidated Interim Financial Statements

The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

     We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statements on Form S-8 (Nos. 33-49738, 33-70908, 33-94242, 333-988, 333-28109, 333-35693, 333-79063 and 333-33226) of our report dated July 20, 2001, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended June 30, 2001.

Ernst & Young LLP

New York, New York July 31, 2001

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